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                                                                    EXHIBIT 99.7


                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended (the "Act"), each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of The Cerplex Group, Inc. and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(f)(1)(ii) under the Act, no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date:  April 11, 1997

                                   By:  /s/ WILLIAM A. KLEIN
                                        -----------------------------------
                                            William A. Klein, an individual
                                            and as General Partner of the
                                            Klein Investments Family Limited
                                            Partnership and as Trustee of
                                            the Klein 1994 Charitable
                                            Remainder Unitrust


                                   By:  /s/ CAROLYN KLEIN
                                        -----------------------------------
                                            Carolyn Klein, an individual
                                            and as General Partner of the
                                            Klein Investments Family Limited
                                            Partnership and as Trustee of
                                            the Klein 1994 Charitable
                                            Remainder Unitrust